EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 8th March 2004, relating to the financial statements of Distinctive Devices (India) Private Limited, an Indian company, which appears in Distinctive Devices, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.


For M. B. Nayak & Co.
Chartered Accountants

/s/ Mayur Nayak
Proprietor

Mumbai

Dated: 15 June 2004